UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 3, 2009

Burlington Northern Santa Fe Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11535	41-1804964
(Commission File Number)	(IRS Employer Identification No.)

2650 Lou Menk Drive, Fort Worth, TX	76131
(Address of Principal Executive Offices)	(Zip Code)

(800) 795-2673
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

 (b) On September 3, 2009, Burlington Northern Santa Fe Corporation (the “Company”) and  BNSF Railway Company announced that Paul W. Bischler was being appointed to the position of Vice President and Chief Sourcing Officer for BNSF Railway Company, a wholly owned subsidiary of the Company, to be effective October 1, 2009.  Mr. Bischler is currently Vice President and Controller for both the Company and BNSF Railway Company.

 (c) On September 3, 2009, the Company also announced that Julie A. Piggott, 48, was being appointed Vice President – Planning & Studies and Controller of the Company and BNSF Railway also to be effective October 1, 2009.  Ms. Piggott has served as Vice President – Finance since June 2006 and was also named Treasurer in 2008.  Prior to that, she served in successive roles as Assistant Vice President, Strategic and Financial Analysis from February 2006; Assistant Vice President – Expedited Services from November 2004; and Assistant Vice President and Assistant Controller from May 1999.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON NORTHERN SANTA FE CORPORATION

Date:	September 10, 2009	By:	/s/ Roger Nober
Roger Nober Executive President Law and Secretary